Exhibit 32.2
CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ALLEGHENY ENERGY SUPPLY COMPANY, LLC (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 19, 2003	/s/ JEFFREY D. SERKES Jeffrey D. Serkes Principal Financial Officer